                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  /_/

Check the appropriate box:
/X/     Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/_/     Definitive Proxy Statement
/_/     Definitive Additional Materials
/_/     Soliciting Material Pursuant toss.240.14a-12

                               ORGANOGENESIS INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.

/_/     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------


        (2)  Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

        (4)  Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

        (5)  Total fee paid:

             -------------------------------------------------------------------

/_/      Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
                                    --------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
                                                           ---------------------
         (3) Filing Party:
                           -----------------------------------------------------
         (4) Date Filed:
                         -------------------------------------------------------

                                                                     May 1, 2002

Dear Stockholder,

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Organogenesis Inc. (the "Company") to be held at 10:00 a.m. on Thursday, June 6, 2002 at the Omni Berkshire Hotel, 21 East 52nd Street at Madison Avenue, New York, NY 10022.

     At the Annual Meeting, the Company will seek stockholder approval of:

     .    the election of six individuals nominated to the Board of Directors

     . the selection of PricewaterhouseCoopers LLP as the Company's independent auditors

     . a resolution authorizing the Board of Directors, at its discretion, to effect a reverse stock split of one share for each four current share, and

     . only if the reverse stock split is not implemented, a resolution to increase the number of authorized shares of the Company's common stock by 25%.

     We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card, or to vote electronically via the Internet or by telephone, promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                   Sincerely,



                                   Steven B. Bernitz
                                   President and Chief Executive Officer

                     PLEASE RETURN YOUR PROXY CARD PROMPTLY.

                               ORGANOGENESIS INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              Date:   Thursday, June 6, 2002
                              Time:   10:00 a.m.
                              Place:  Omni Berkshire Place
                                      21 East 52nd Street at Madison Avenue
                                      New York, NY 10022

Dear Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Organogenesis Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 6, 2002 at the Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York,
NY 10022 at 10:00 a.m. for the following purposes:

          Item 1. To elect six directors to serve for the ensuing year;

          Item 2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as our independent accountants for the 2002 fiscal year;

          Item 3. To authorize the Board of Directors, in its discretion, to file an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split of 1-for-4 and to decrease the aggregate number of shares of the Common Stock to be issued by the Company, from 80,000,000 shares to 30,000,000 shares;

          Item 4. To consider, only if Item 3 above is not approved, and act upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the aggregate number of shares of Common Stock authorized to be issued by the Company, from 80,000,000 shares to 100,000,000 shares; and

          Item 5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors of the Company has fixed the close of business on April 9, 2002 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

     All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card , or to vote electronically via the Internet or by telephone, as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience should you choose to vote by returning your proxy via mail.

                                         By Order of the Board of Directors,


                                         (ART)


                                         Jeffrey L. Dow, Esq., Secretary

150 Dan Road
Canton, Massachusetts 02021
May 1, 2002

               PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

                               ORGANOGENESIS INC.
                                  150 Dan Road
                           Canton, Massachusetts 02021
                                 (781) 575-0775

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  June 6, 2002

General

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Organogenesis Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders. This meeting will be held on Thursday, June 6, 2002 at 10:00 a.m. at the Sheraton New York Hotel and Towers, 811 7th Ave. at 53rd Street, New York, NY 10019, and any adjournments thereof (the "Meeting"). These proxy materials are being mailed to stockholders on or about May 7, 2002.

Voting Rights and Votes Required

     All properly signed and returned proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Annual Meeting. You have the right to revoke your proxy and change your vote at any time prior to its exercise at the Meeting by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, or, if you voted electronically via the Internet or by telephone, by submitting a later vote using those same methods.

     The holders of a majority of the number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock") and Series D convertible preferred stock, par value $1.00 per share (the "Series D Preferred Stock") issued, outstanding and entitled to vote as a single class on any matter shall constitute a quorum with respect to that matter at the Meeting. Shares of Common Stock and Series D Preferred Stock present in person or represented by proxy, including shares which abstain or broker non-votes (as defined below), will be counted for purposes of determining whether a quorum is present.

     Nominees for election of directors at the Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting. Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote. For the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002, the affirmative vote of a majority of shares of Common Stock and Series D Preferred Stock present or represented by proxy and entitled to vote as a single class on the matter is necessary for approval. For the proposals to approve the reverse stock split and to amend the Company's Restated Certificate of Incorporation, if applicable, the affirmative vote of a majority of shares of the outstanding Common Stock and Series D Preferred Stock entitled to vote as a single class, on an as converted basis and the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote as a separate class on these matters is necessary for approval. Because abstentions are treated as shares present or represented and entitled to vote, abstentions with respect to these proposals have the same effect as a vote against the proposal.

     If you hold your shares of common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter. As to the election of directors, the reverse stock split, the amendment to the Company's Restated Certificate of Incorporation, if applicable, and the ratification of independent public accountants, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote.

Record Date and Other Information

     The close of business on April 9, 2002 has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting. As of the record date, the Company had an aggregate of 44,699,811 shares of Common Stock (excluding treasury shares) and an aggregate of 100,000 shares of Series D Convertible Preferred Stock, par value $1.00 per share (the "Series D Preferred Stock"), which shares are convertible into 4,482,759 shares of Common Stock, outstanding and entitled to vote. The holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders. The holders of Series D Preferred Stock are entitled to vote together with the holders of Common Stock and are entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series D Preferred Stock could be converted. We have no other voting securities. A total of 49,182,570 votes are eligible to be cast at the Meeting.

     Our Annual Report and Form 10-K/A for the year ended December 31, 2001 are being mailed to Stockholders concurrently with this Notice and Proxy Statement and will be available on the Internet at www.organogenesis.com on or about
May 1, 2002.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. We will pay American Stock Transfer & Trust Company to assist with the solicitation of proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and will be reimbursed for out-of-pocket expenses in connection with the distribution of proxy materials.

     Instead of submitting proxies by mail on the enclosed proxy card, Stockholders have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.

     The Internet and telephone procedures described below for submitting your proxy are designed to authenticate stockholders' identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

         Stockholders of record may submit their proxies:

         o through the Internet by visiting a website established for that purpose at http://www.voteproxy.com and following the instructions; or

         o by telephone by calling the toll-free number 1-800-PROXIES and following the recorded instructions.

     In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows the Company or brokers holding shares on behalf of Company Stockholders to send a single set of the Company's annual report and proxy statement to any household at which two or more of the Company's Stockholders reside, if either the Company or the brokers believe that the Stockholders are members of the same family. This practice, referred to as "householding," benefits both Stockholders and the Company. It reduces the volume of duplicate information received by Stockholders and helps to reduce the Company's expenses. The rule applies to the Company's annual reports, proxy statements and information statements. Once Stockholders receive notice from their brokers or from the Company that communications to their addresses will be "householded," the practice will continue until Stockholders are otherwise notified or until they revoke their consent to the practice. Each Stockholder will continue to receive a separate proxy card or voting instruction card.

     Stockholders whose households received a single set of disclosure documents this year, but who would prefer to receive additional copies, may contact the Company's transfer agent, American Stock Transfer & Trust Company, by calling their toll free number, 1-800-937 5449.

     Stockholders who do not wish to participate in "householding" and would like to receive their own sets of the Company's annual disclosure documents in future years, should follow the instructions described below. Stockholders who share an address with another stockholder of the Company and who would like to receive only a single set of the Company's annual disclosure documents, should follow these instructions:

         o Stockholders whose shares are registered in their own name should contact the Company's transfer agent, American Stock Transfer & Trust Company, and inform them of their request by calling them at 1-800-937 5449 or writing them at 59 Maiden Lane, New York, NY 10038.

         o Stockholders whose shares are held by a broker or other nominee should contact the broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

     On the following pages, we have provided information relating to the Board of Directors, principal stockholders, and executive officers, as well as other information required to be disclosed to Stockholders, including a comparative stock performance graph. Following this information are the proposals to be voted on at the Meeting, Items 1 through 5, as set forth in the Notice of Annual Meeting.

Information About the Board of Directors

         The Board of Directors

     The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Board of Directors and the directors serve in office until the next annual meeting of Stockholders or until their successors have been elected and qualified. The Board of Directors currently consists of six members. The Board of Directors oversees the business and affairs of Organogenesis Inc. and monitors the performance of management. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives, and the Company's principal external advisors (legal counsel and external auditors), by reading reports and other materials that the Company's management sends to them, and by participating in Board and committee meetings.

         The Committees of the Board of Directors and Meetings

     Meeting Attendance. During 2001, the Board of Directors held four meetings
     ------------------
and five telephonic meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of committees of the Board of Directors on which he served during the fiscal year ended December 31, 2001.

     The Audit Committee is currently  comprised of Dr. Anton Schrafl
     -------------------
(chairman), Mr. James Apostolakis, and Mr. Bernard Marden. Mr. David Gardner and Ms. Marguerite Piret served on the Audit Committee during 2001. The Audit Committee held two meetings during 2001. The responsibilities of this committee are to: (1) make recommendations to the Board of Directors regarding the engagement of independent accountants; (2) review the arrangements for the scope of the independent audit and the results of the audit and to report on the same to the Board of Directors; (3) establish and monitor policy relative to non-audit services performed by the independent accountants; and (4) assure that the accountants are in fact independent.

     The Compensation  Committee is currently  comprised of Mr. James
     ---------------------------
Apostolakis and Mr. Albert Erani. Mr. David Gardner, Dr. Bjorn Olsen, and Ms. Marguerite Piret served on the Compensation Committee during 2001. The Compensation Committee held two meetings during 2001. This committee provides recommendations to the Board of Directors as to all elements of compensation arrangements with executive officers. It also administers the 1995 Stock Option Plans, the 1999 Non-Qualified Stock Option Plan, and the 1994 Director Stock Option Plan. Please see also the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

     The Executive Committee is currently comprised of Mr. Albert Erani
     -----------------------
(chairman), Mr. Bernard Marden, and Dr. Michael Sabolinski. In 2001, the Executive Committee participated in aspects of the negotiations of the Company with Novartis Pharma AG relating to the Apligraf license, and such other arrangements involving other products and with such other parties as may be deemed appropriate by the Executive Committee.

     The Nominating Committee is currently comprised of Mr. Albert Erani
     ------------------------
(chairman) and Mr. Bernard Marden. Mr. David Gardner, Mr. Glenn Nussdorf and
Mr. Richard Ulevitch served on the Nominating Committee during 2001. The Nominating Committee held one meeting during 2001. This committee identifies and recommends candidates for nomination to the Board of Directors. It does not consider nominees recommended by Stockholders.

     Compensation Committee Interlocks and Insider Participation. The
     -----------------------------------------------------------
Compensation Committee is currently comprised of Mr. James Apostolakis and Mr. Albert Erani. Mr. David Gardner, Dr. Bjorn Olsen, and Ms. Marguerite Piret served on the Compensation Committee during 2001. Of the two members of the Compensation Committee named above, Mr. Albert Erani purchased $2,500,000 respectively, of 7%, five-year convertible debentures and warrants to purchase common stock in a $20,000,000 financing completed March 31, 1999. See "Certain Transactions."

         Compensation of Directors

     Directors who are also officers of the Company do not receive any compensation for their services as directors. Directors who are not also officers of the Company receive $500 for each Board of Directors meeting attended, $300 for each committee meeting attended and a retainer of $1,750 per quarter. Directors are also reimbursed for out-of-pocket expenses that they incur in connection with the business and affairs of the Company.

     Under the 1994 Director Stock Option Plan approved by stockholders in 1994, as amended in August 2000 (the "1994 Director Plan"), stock options to purchase 15,000 shares of common stock shall be granted to non-employee directors upon their initial election as a director. In addition, the 1994 Director Plan provides for the grant of options to purchase an additional 10,000 shares to each eligible non-employee director on the second Wednesday of March in each even numbered calendar year commencing in 1996. The 1994 Director Plan provides that the option price be at fair market value on the date of grant and vest in equal annual installments over a five-year period beginning one year from the date of grant. All options expire ten years from the date of grant. Separately, for additional services to the company, the Board of Directors approved the grant of options for 20,000 shares under the 1994 Director Plan in June 2001 to each of Mr. Apostolakis, Mr. Erani, Mr. Marden, Mr. Nussdorf, Dr. Olsen, Ms. Piret, and Dr. Schrafl, at an exercise price of $7.40 per share.

Information About Principal Stockholders

     The following table sets forth certain information as of April 9, 2002 with respect to the beneficial ownership of common stock by: (1) each person known to own beneficially more than 5% of the outstanding shares of common stock; (2) each director and nominee for director; (3) our Chief Executive Officers during 2001 and the other executive officers listed in the "Summary Compensation
Table" contained on page ten of this proxy; and (4) the directors and executive officers as a group:

                                                                                       Shares of
                                                                                        Series D      Percent of
                                                     Shares of                         Preferred       Series D
                                                   Common Stock        Percent of       Stock          Preferred
                                                   Beneficially       Common Stock   Beneficially        Stock
Name and Address of Beneficial Owner                  Owned (1)        Outstanding      Owned (1)     Outstanding
------------------------------------               ------------        ---------     ------------     -----------
Bricoleur Capital Management ..................     5,379,310 (2)          11.8%        120,000 (3)        100.0%
     12230 El Camino Real
     Suite 100
     San Diego, CA  92130
North American Management Corp. ...............     2,474,855 (4)           5.5%              0              0.0%
     Ten Post Office Square
     Boston, MA 02109
Novartis Pharma AG ............................     2,884,670 (5)           6.1%
     Lichtstrasse 35
     CH-4002 Basel
     Switzerland

Alan Ades .....................................     2,288,857 (6)           5.1%              0              0.0%
James J. Apostolakis ..........................       148,105 (7)           *                 0              0.0%
John J. Arcari ................................        24,000 (8)           *                 0              0
Steven Bernitz ................................        22,000 (9)                             0              0
Albert Erani ..................................     1,721,200 (10)          3.8%              0              0.0%
Philip M. Laughlin ............................               (11)                            0              0.0%
Bernard A. Marden .............................     1,233,638 (12)          2.7%              0              0.0%
Nancy L. Parenteau, Ph.D. .....................       391,005 (13)                            0              0.0%
Michael L. Sabolinski, M.D ....................       496,126 (14)          1.1%              0              0.0%
Anton E. Schrafl, Ph.D. .......................       452,715 (15)          1.0%              0              0.0%
All directors, director nominees, and executive
officers as a group (10 persons) ..............     6,798,757 (16)         14.6%              0              0.0%

* Less than 1%.

(1) Except as otherwise specifically noted, the number of shares stated as being owned beneficially includes shares believed to be held beneficially by spouses, minor children, and grandchildren. The inclusion of such shares in this Proxy Statement, however, does not constitute an admission that the named stockholders are direct or indirect beneficial owners of such shares. The number of shares of Common Stock and Series D Preferred Stock issued and outstanding at April 9, 2002 was 44,699,181 and 100,000, respectively. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock and Series D Preferred Stock issued and outstanding at April 9, 2002, plus shares of Common Stock subject to options, warrants, convertible notes or rights to acquire shares of Series D Preferred Stock held by such person or entity at April 9, 2002 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as provided below.

(2) Represents 888,258 shares of Common Stock issuable to Bricoleur Partners, LP upon the conversion of 19,815 shares of Series D Preferred Stock, 1,152,741 shares of Common Stock issuable to Bricoleur Partners II, LP upon the conversion of 25,715 shares of Series D Preferred Stock, 767,000 shares of Common Stock issuable to Bricoleur Enhanced LP upon the conversion of 17,100 shares of Series D Preferred Stock, 592,844 shares of Common Stock issuable to Bric6 LP upon the conversion of 13,225 shares of Series D Preferred Stock, 1,011,310 shares of Common Stock issuable to Bricoleur Offshore, Ltd. upon the conversion of 22,560 shares of Series D Preferred Stock, 41,689 shares of Common Stock issuable to Bricoleur-Plus Fund, Ltd. upon the conversion of 930 shares of Series D Preferred Stock and 28,913 shares of Common Stock issuable to Bric Healthcare, LP upon the conversion of 645 shares of Series D Preferred Stock. Also represents 177,651 shares of Common Stock issuable to Bricoleur Partners, LP upon the conversion of the 3,963 shares of Series D Preferred Stock which it has the right to acquire, 230,548 shares of Common Stock issuable to Bricoleur Partners II, LP upon the conversion of the 5,143 shares of Series D Preferred Stock which it has the right to acquire, 153,400 shares of Common Stock issuable to Bricoleur Enhanced LP upon the conversion of the 3,422 shares of Series D Preferred Stock which it has the right to acquire, 118,568 shares of Common Stock issuable to Bric6 LP upon the conversion of the 2,645 shares of Series D Preferred Stock which it has the right to acquire, 202,262 shares of Common Stock issuable to Bricoleur Offshore, Ltd. upon the conversion of the 4,512 shares of Series D Preferred Stock which it has the right to acquire, 8,337 shares of Common Stock issuable to Bricoleur-Plus Fund, Ltd. upon the conversion of the 186 shares of Series D Preferred Stock which it has the right to acquire and 5,782 shares of Common Stock issuable to Bric Healthcare, LP upon the conversion of the 129 shares of Series D Preferred Stock which it has the right to acquire.

(3) Represents 19,815 shares of Series D Preferred Stock held by Bricoleur Partners, LP, 25,715 shares of Series D Preferred Stock held by Bricoleur Partners II, LP, 17,100 shares of Series D Preferred Stock held by Bricoleur Enhanced LP, 13,225 shares of Series D Preferred Stock held by Bric6, LP, 22,560 shares of Series D Preferred Stock held by Bricoleur Offshore, Ltd., 930 shares of Series D Preferred Stock held by Bricoleur-Plus Fund, Ltd. and 645 shares of Series D Preferred Stock held by Bric Healthcare, LP. Also represents 3,963 shares of Series D Preferred Stock which Bricoleur Partners, LP has the right to acquire, 5,143 shares of Series D Preferred Stock which Bricoleur Partners II, LP has the right to acquire, 3,422 shares of Series D Preferred Stock which Bricoleur Enhanced LP has the right to acquire, 2,645 shares of Series D Preferred Stock which Bric6, LP has the right to acquire, 4,512 shares of Series D Preferred Stock which Bricoleur Offshore Fund, Ltd. has the right to acquire, 186 shares of Series D Preferred Stock which Bricoleur-Plus Fund, Ltd. has the right to acquire and 129 shares of Series D Preferred Stock which Bric Healthcare, LP has the right to acquire.

(4) Includes 2,336,298 shares based on information provided by North American Management Corp as of April 9, 2002; 86,207 shares of common stock that are subject to conversion of the Company's 7%, five-year convertible debentures; and 25,000 shares of common stock that are subject to warrants granted in connection with the Company's debenture financing. Under common forms of discretionary account agreements between investment adviser and client, an investment adviser is vested with authority to dispose of shares. North American is an investment adviser and is thus considered, under Securities and Exchange Commission ("SEC") rules, to be a "beneficial owner." An investment adviser need not have any pecuniary interest to be considered a beneficial owner.

     Additional shares of common stock may be issued to North American for payment of future interest due on the debentures.

(5) Includes 2,227,170 shares of common stock that are subject to conversion of the Company's 7% convertible subordinated note.

(6) Includes 324,138 shares of common stock that are subject to conversion of the Company's 7%, five-year convertible debentures; 149,080 shares of common stock that are subject to warrants granted in connection with the Company's debenture financing.

(7) Includes 16,000 shares of common stock that are subject to outstanding options exercisable within the 60-day period following April 9, 2002.

(8) Represents shares of common stock that are subject to outstanding options exercisable within the 60-day period following April 9, 2002.

(9) Represents shares of common stock that are subject to outstanding options exercisable within the 60-day period following April 9, 2002.

(10) Includes 21,666 shares of common stock that are subject to outstanding options exercisable within the 60-day period following April 9, 2002; 172,414 shares of common stock that are subject to conversion of the Company's 7%, five-year convertible debentures ; and 50,000 shares of common stock that are subject to warrants granted in connection with the Company's debenture financing.

     Additional shares of common stock may be issued to Mr. Erani for payment of future interest due on the debentures.

(11) Mr. Laughlin resigned from the Company on May 15, 2001.

(12) Includes 17,166 shares of common stock that are subject to outstanding options exercisable within the 60-day period following April 9, 2002; 103,448 shares of common stock that are subject to conversion of the Company's 7%, five-year convertible debentures; and 41,925 shares of common stock that are subject to warrants granted in connection with the Company's debenture financing.

     Additional shares of common stock may be issued to Mr. Marden for payment of future interest due on the debentures.

(13) Represents shares of common stock that are subject to outstanding options exercisable within the 60-day period following April 9, 2002.

(14) Represents shares of common stock that are subject to outstanding options exercisable within the 60-day period following April 9, 2002.

(15) Includes 109,451 shares of common stock that are subject to outstanding options exercisable within the 60-day period following April 9, 2002.

(16) Includes 1,118,524 shares of common stock subject to outstanding stock options held by officers and directors that are exercisable within the 60-day period following April 9, 2002; 600,000 shares of common stock that are subject to conversion of the Company's 7%, five-year convertible debentures; and 241,005 shares of common stock that are subject to warrants granted in connection with the Company's debenture financing.

Information About Executive Officers

General

     The following table sets forth the name, age and current position of each non-director executive officer and each such officer's business experience during the past five years.

Name and Age                                        Position and Business Experience
-------------                                       --------------------------------
John J. Arcari .................   Vice President, Finance and Administration, Chief Financial
   Age 56                          Officer, and Treasurer since May 2000; Secretary from May 2000 to
                                   March 2002. Chief Financial Officer of Intl.com from September
                                   1999 to April 2000; Chief Financial Officer of Robotic Vision
                                   Systems Inc. from August 1997 to March 1999; Chief Financial
                                   Officer of LTX Corporation from February 1987 to July 1997.

Jeffrey L. Dow, Esquire ........   Vice President, General Counsel and Secretary of the Company
   Age 59                          since March 2002. Senior Director, Business and Legal Affairs
                                   from August 2000 to March 2002, and Senior Director, Business
                                   Development from January 1999 to August 2000 for the Company.
                                   Prior to his employment by the Company, he was Vice President,
                                   Regulatory Policy for the American Red Cross commmencing in 1994.


         Compensation Committee Report on Executive Compensation

     Overview: The Compensation Committee of the Board of Directors is comprised
     --------
of two independent non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to compensation policies regarding executive officers. The committee also recommends to the Board of Directors the annual base cash compensation and annual cash bonuses to be paid to each executive officer. Additionally, the committee grants options to executive officers.

     The overall policy on compensation, as adopted by the Compensation Committee, is to provide competitive compensation to enable the Company to attract and retain qualified executive officers. The compensation of the executive officers is structured and administered to promote the achievement of the Company's business goals and, thereby, to maximize corporate performance and stockholder returns. The Compensation Committee believes that, in addition to adequate base cash compensation, it is important to have cash bonuses constitute a significant portion of each executive officer's compensation package in order to tie an individual's compensation level to individual and corporate performance. The Compensation Committee also believes it is important to have stock incentives constitute a significant portion of each executive officer's compensation package to help align long-term interests of executive officers with the interests of stockholders.

     Compensation of Executive Officers: Based upon the foregoing, the
     ----------------------------------
compensation of executive officers consists of a mixture of cash base salary, cash bonuses, fringe benefits and long-term common stock incentives. The common stock incentives are provided through stock option plans. The Company also maintains a contributory 401(k) program in which executive officers may participate. The maximum contribution that may be paid in any one year by the Company under the 401(k) program on behalf of any one employee is $900. In determining the total amount and mixture of the compensation package for each executive officer, the Compensation Committee, at least once a year, takes into consideration numerous factors such as: (1) compensation of executive officers performing similar functions at comparable and competitive companies; (2) individual performance of each executive officer, including contribution to the Company's goals; and (3) the Company's short-term and long-term needs and goals, including attracting and retaining key management personnel. As a result of this evaluation, the Compensation Committee recommends to the Board for approval for each executive officer appropriate changes in existing base salary effective March 1 of each year and an annual cash bonus payable after the end of the calendar year.

     The stock option program is the Company's major long-term incentive plan to compensate executive officers. The objectives of this program are to align the executive officers' and stockholders' long-term interests by creating a strong and direct link between executive pay and stockholder return and to enable the executive officers to develop and maintain significant long-term stock ownership in the Company's common stock. Stock options generally are granted at an option price equal to the fair market value of the common stock on the date of grant, have ten year terms, and vest ratably over five years. The amount of shares granted increases as a function of higher salary and position.

     Compensation of Former Chief Executive  Officers:  Michael L. Sabolinski,
     -------------------------------------------------
M.D. a former Chief Executive Officer of the Company during 2001, was eligible to participate in the same executive compensation programs available to other executive officers. The Compensation Committee set Dr. Sabolinski's annual compensation at a level it believed was necessary to retain Dr. Sabolinski in his executive position and to be comparable with other companies in the industry. In May 2001, Dr. Sabolinski's annual base salary was set at $325,000.

Philip M. Laughlin, a former Chief Executive Officer of the Company during 2001, was eligible to participate in the same executive compensation programs available to other executive officers. The Compensation Committee set Mr. Laughlin's annual compensation at a level it believed was necessary to retain Mr. Laughlin in his executive position and to be comparable with other companies in the industry. In October, 1999, Mr. Laughlin's annual base salary was set at $325,000.

     Compliance with Internal Revenue Code Section 162(m): Section 162(m) of the
     ----------------------------------------------------
Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows tax deductions to publicly traded corporations for compensation over $1 million paid to a corporation's Chief Executive Officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met.

     While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize the Company's tax deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time, the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its stockholders.

                                              Members of the Organogenesis Inc.
                                              Compensation Committee:

                                              James J. Apostolakis
                                              Albert Erani

                           Summary Compensation Table

     The following table sets forth information as to the compensation received by the two former Chief Executive Officers of the Company and the other most highly compensated executive officers who received cash salary and bonus in excess of $100,000 and were employed by the Company at the end of 2001 (collectively, the "Named Executive Officers") for services rendered to the Company in all capacities during the three years ended December 31, 2001:



                                                                                      Long-term
                                                                                     Compensation
                                                                                      Securities
                                                        Annual Compensation           Underlying
                                                  --------------------------------      Stock         All Other
          Name and Principal Position             Year        Salary      Bonus       Options(#)    Compensation
          ---------------------------             ----   ------------   ----------    ----------    ------------
Michael L. Sabolinski, M.D. (2) ................  2001      $277,420     $56,000            -          $900 (1)
   Former President and Chief Executive Officer   2000       221,608      60,000       25,000           900 (1)
                                                  1999       188,896      45,000      150,000           900 (1)


Nancy L. Parenteau, Ph.D. ......................  2001       229,836      30,000            -           900 (1)
   Former Senior Vice President, Research and     2000       221,608      50,000       25,000           900 (1)
   Development and Chief Scientific               1999       188,896      50,000      155,000           900 (1)
   Officer

John J. Arcari (3) .............................  2001       184,688      20,000            -           900 (1)
   Vice President, Finance and Administration     2000       118,088           -       60,000           900 (1)
   and Chief Financial Officer, Treasurer and     1999             -           -            -                -
   Secretary

Philip M. Laughlin (4) . .......................  2001             -           -            -       678,138 (5)
   Former President and Chief Executive Officer   2000       325,990           -            -        38,867 (6)
                                                  1999        63,933           -      500,000                -


(1)  Reflects amounts contributed by the Company pursuant to its 401(k) Plan.

(2) Dr. Sabolinski was Senior Vice President, Medical and Regulatory Affairs, from August 1995 until his appointment as President and Chief Executive Officer on May 15, 2001. Dr. Sabolinski resigned his position as President and Chief Executive Officer on April 1, 2002 to become the Company's Executive Vice President Medical & Scientific Affairs and Chief Medical Officer.

(3) Mr. Arcari joined the Company in May 2000 as Vice President, Finance and Administration and Chief Financial Officer, Treasurer and Secretary. His annual salary rate for 2001 was set at $184,688.

(4)  Mr. Laughlin resigned from the Company on May 15, 2001.

(5) Amount shown includes $340,638 severance, $120,000 bonus, and a payment of $217,500 which includes; $72,500 in consideration of Mr. Laughlin's waiver of his vested right to exercise an option to purchase 100,000 shares of common stock of the Company, paid October 18, 2001, and a payment of $145,000 in consideration of Mr. Laughlin's waiver of his right to accelerated vesting of an option to purchase 200,000 shares of common stock of the Company, paid October 18, 2001.

(6) Amount shown includes $37,967 for 2000 related to relocation expenses paid in accordance with Mr. Laughlin's employment agreement and $900 contributed by the Company pursuant to its 401(k) Plan.

                        Option Grants in Last Fiscal Year

     The Company did not grant any options to the Named Executive Officers during the year ended December 31, 2001.

     The following table sets forth certain information regarding options held as of December 31, 2001 by the Named Executive Officers. This table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001 and the values of "in-the-money" options.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                               Number of Securities
                                                              Underlying Unexercised      Value of Unexercised
                                                                   Options at            In-the-money Options at
                                     Shares                    Fiscal Year-End (1)        Fiscal Year-End (1)(2)
                                  Acquired on    Value       ------------------------  --------------------------
Name                             Exercise (#) Realized $ (3) Exercisable Unexercisable  Exercisable  Unexercisable
----                             ------------ -------------- ----------- -------------  ------------ -------------
Michael L. Sabolinski, M.D. ....     --            --           459,958       147,419       $77,891     --
Nancy L. Parenteau, Ph.D. ......    35,000       $146,727       350,630       154,875        22,170     --
John J. Arcari .................     --            --            12,000        48,000        --         --
Philip M. Laughlin .............     --            --            --            --            --         --

----------
(1) Options granted under the 1986 and 1995 Stock Option Plans become exercisable in five equal annual installments of 20% each year commencing one year from the date of grant.

(2) The value of unexercised in-the-money options represents the difference between the closing price of the Company's Common Stock on the American Stock Exchange on December 31, 2001 and the option exercise price.

(3) The value realized represents the difference between the closing price of the Company's Common Stock on the American Stock Exchange on the date of exercise and the option exercise price, multiplied by the number of shares acquired on exercise.

         Employment Contracts, Change-in-Control Arrangements and Compensation Arrangements

     The Company and Steven S. Bernitz entered into an employment agreement on April 1, 2002, pursuant to which Mr. Bernitz serves as President and Chief Executive Officer. According to the agreement, Mr. Bernitz is entitled to an annual base salary of $300,000, with annual increases and bonuses to be determined at the discretion of the Board of Directors. Pursuant to the agreement, Mr. Bernitz was granted an option to purchase 400,000 shares of the Company's common stock with an equal fraction of those shares vesting each quarter year for each of the next four years starting from April 1, 2002.

     In the event Mr. Bernitz's employment is terminated by the Company for any reason other than for good cause, the Company will pay Mr. Bernitz (1) an amount equal to one year's base salary as in effect on the termination date and the bonus earned in the Company's most recent year; (2) continued health, life, and disability insurance for one year following the termination date; and (3) an additional immediate vesting of the options that would have vested in the 12 months following termination.

     Based substantially on the terms of Mr. Laughlin's 1999 employment contract, as previously described in the Company's Proxy Statement in 2000, the Company has agreed to pay Mr. Laughlin the following sums in connection with the cessation of his employment with the company, effective in May 2001: (1) $650,000, which is an amount equal to two year's base salary, to be paid over 24 months commencing on June 1, 2001, (2) a bonus payment in the aggregate amount of $200,000, to be paid over 24 months commencing on March 1, 2002, (3) a fiscal year 2000 bonus payment of $120,000, paid on May 23, 2001, (4) a payment of $72,500 in consideration of Mr. Laughlin's waiver of his vested right to exercise an option to purchase 100,000 shares of common stock of the Company, paid on October 18, 2001, (5) a payment of $145,000 in consideration of Mr. Laughlin's waiver of his right to accelerated vesting of an option to purchase 200,000 shares of common stock of the Company, paid on October 18, 2001, and (6) reimbursement for insurance premiums paid by Mr. Laughlin. In addition, Mr. Laughlin must comply with the Non-Competition and Non-Disclosure Agreement, dated September 30, 1999 (the "Non-Competition Agreement"). The Non-Competition Agreement provides for, among other things, a 24-month period during which Mr. Laughlin shall not engage in similar or related activities to those he engaged in during the two years prior to his termination for, or render services to, any entity that directly competes, or plans to directly compete, with the Company.

      The Company has a Severance Benefits Plan for certain of its executive officers that provides for benefit payments in the event that an officer's employment is terminated involuntarily following a change in control of the Company. As defined in the Severance Benefits Plan, a change in control will occur: (1) in the event that any person acquires 30% or more of the combined voting power of the Company's then outstanding securities; (2) if a majority of the Board of Directors changes, unless the change was approved by a vote of at least a majority of the Board of Directors prior to such change; (3) in the event that the stockholders approve a merger or consolidation of the Company, other than a merger or consolidation that would result in the voting securities outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company in which no person acquires more than 30% of the combined voting power of the Company's then outstanding securities; or (4) in the event that the stockholders of the Company approve a plan of complete liquidation or the sale of all or substantially all of the Company's assets.

     All stock options held by employees, including executive officers and directors fully vest upon a change in control, as defined above.

         Report of the Audit Committee

     The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the American Stock Exchange, has furnished the following report:

     The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2001, the Audit Committee took the following actions:

     o Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management and PricewaterhouseCoopers LLP, the Company's independent auditors;

     o Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     o Received written disclosures and our letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with
PricewaterhouseCoopers LLP their independence. The Audit Committee also considered taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                              Members of the Organogenesis Inc. Audit Committee:

                              Anton E. Schrafl, Ph.D., Chairman
                              James J. Apostolakis
                              Bernard A. Marden

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who own more than 10% of the Company's common stock to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of the common stock and other equity securities of the Company. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by the Company with respect to the fiscal year ended December 31, 2001, or written representations that no other reports were required, the Company believes that, during the preceding year, directors, officers and persons who own more than 10% of the Company's common stock have complied with all applicable section 16(a) filing requirements, except that two reports, covering additional common stock acquisition, were late by both Bernard Marden and Glenn Nussdorf.

Certain Transactions
--------------------

     As of March 31, 1999, the Company raised $20,000,000 through the private placement of 7%, five-year convertible debentures and 400,000 warrants to purchase common stock. The debentures are convertible at a fixed price of $14.50 per share and mature on March 29, 2004. The warrants grant the right to purchase one share of common stock at the exercise price of $21.75 for each $50.00 in face value of the convertible debentures at any time before March 30, 2004. Mr. Erani, Mr. Gardner and Mr. Marden, all members of the Board of Directors at the time, purchased $2,500,000, $2,000,000 and $1,500,000, respectively, of the convertible debentures, Mr. Ades, a nominee for director, purchased $4,700,000 of the convertible debentures, and North American Management Corporation, a principal stockholder, purchased $1,250,000 of the convertible debentures.

     On June 29, 2001, the Company exercised a $10,000,000 security option with Novartis, which closed on October 16, 2001. The security sold was a 7% Convertible Subordinated Note in the principal amount of $10,000,000 with a maturity date of March 29, 2004. The note may be converted into shares of Common Stock at an adjusted conversion price of $4.49 per share at any time by Novartis or by the Company, subject to certain conditions, at any time after March 31, 2002.

     On August 28, 2001, the Company raised $3,250,000 in connection with the sale and issuance of 503,876 shares of the Company's Common Stock and warrants to purchase 62,009 shares of the Company's Common Stock. The shares of Common Stock were sold at a purchase price of $6.45 per share. The warrants to purchase Common Stock are exercisable for a period of three years and have an exercise price of $8.55 per share. Mr. Marden and Mr. Nussdorf, both members of the Board of Directors at the time, purchased 96,899 shares and 251,938 shares of Common Stock, respectively, and warrants to purchase 11,925 shares and 31,004 shares of Common Stock, respectively. Mr. Ades, a nominee for director, purchased 155,039 shares of Common Stock and warrants to purchase 19,080 shares of Common Stock.

     On October 12, 2001, the Company raised $7,000,000 in connection with the sale and issuance of 1,670,645 shares of the Company's Common Stock. The shares of Common Stock were sold pursuant to a takedown from the Company's existing shelf registration statement on Form S-3 at a purchase price of $4.19 per share. Mr. Marden, a member of the Board of Directors, purchased 119,331 shares of Common Stock in this transaction. Bricoleur Capital Management purchased 100,000 shares of Series D Convertible Stock in this transaction.

     On March 21, 2002 the Company completed a private placement of 100,000 shares of series D convertible preferred stock, with rights to acquire an additional 20,000 shares of Series D convertible preferred stock and 7,241,376 shares of common stock, with warrants to acquire 3,620,686 shares of common stock to a select group of institutional investors yielding net proceeds of approximately $15,500,000.

Comparative Stock Performance Graph
-----------------------------------

     The graph below compares the cumulative total stockholder return on the Company's common stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the AMEX Biotechnology Index during the five years ending December 31, 2001. The graph and table assume $100 was invested on December 31, 1996 in the Company's common stock and in each of the foregoing indices. The Company has not paid any dividends on the common stock and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance. This graph is not "soliciting material", is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities and Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                     {Graph}

                                      1996        1997       1998       1999       2000       2001
                                      ----        ----       ----       ----       ----       ----
Organogenesis Inc. ..............   100.00      184.58      94.44      75.12      77.18      41.21
S&P 500 Index ....................  100.00      133.40     171.50     207.60     188.70     166.20
AMEX Biotechnology Index .........  100.00      112.56     128.30     271.27     439.58     402.34

--------------------------------------------------------------------------------
                                   ITEM NO. 1
                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of six members. Unless otherwise instructed, the persons named in the enclosed proxy will vote to elect as directors the six nominees named below. Each director will be elected to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. The Company does not presently contemplate that any of the nominees will be unavailable.

     The following table sets forth the name and age of each nominee and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, when he or she first became a director of the Company and the names of other publicly held companies of which he or she serves as a director:

                                                       Principal Occupation,                         First
                                                       Business Experience                         Became a
Name and Age                                             and Directorships                         Director
-------------                                            -----------------                         --------
Alan Ades .....................  Chairman, CEO, and Founder of A&E Stores, Inc.; Chairman, CEO,     Nominee
   Age 63                        and Founder of Rugby Realty, Inc.; and Chairman of Radix
                                 International, Inc,. each for more than the past five years.
                                 Mr. Ades is an attorney admitted to practice in New York

James J. Apostolakis ..........  Vice Chairman, President, and Director of Columbia Laboratories     2000
   Age 59                        Inc. since January 1999; Managing Director at Poseidon Capital
                                 Corporation, an investment banking firm, since February of 1998;
                                 President of Lexington Shipping & Trading Corporation since 1973.

Steven B. Bernitz .............  President and Chief Executive Officer of Organogenesis  Inc.       Nominee
   Age 37                        since April 1, 2002; Executive Vice President, and Chief
                                 Operating Officer from January 2002 to April 2002; Vice
                                 President, World Wide Commercial Operations from January 2001 to
                                 January 2002, General Manager Commercial Operations from July
                                 2000 to January 2001, Executive Director Business Development
                                 from September 1999 to July 2000; Vice President, Corporate
                                 Development, and Vice President Business Development, Operations
                                 Division at Dyax Corporation from 1997 to 1999; Senior Director,
                                 Strategy & Development, Vaccine Division at MERCK & Co., Inc.
                                 from 1996 to 1997.

Bernard A. Marden  ............  Mr. Marden has been a private investor for the past five years.     1999
   Age 82

Michael L. Sabolinski, M.D. ...  Executive Vice President Medical & Regulatory Affairs and Chief     2001
    Age 46                       Scientific Officer since April 2002, President and Chief Executive
                                 Officer of Organogenesis Inc. from May 2001 to April 2002;
                                 Senior Vice President, Medical and Regulatory Affairs from
                                 August 1995 to May 15, 2001; Vice President, Medical and
                                 Regulatory Affairs from February 1994 to August 1995.

Anton E. Schrafl, Ph.D. .......  Deputy Chairman of  "Holderbank" Financiere Glaris Ltd., a          1987
   Age 70                        Swiss manufacturer of cement, since July 1984; Director of
                                 Apogee Technology, Inc.

A plurality of the shares voted affirmatively at the Annual Meeting is required to elect each nominee as a director.

  The Board of Directors Recommends a Vote "FOR" Electing These Six Nominees

--------------------------------------------------------------------------------
                                   ITEM NO. 2
            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

     The Board of Directors has selected PricewaterhouseCoopers LLP as independent accountants for the 2002 fiscal year. PricewaterhouseCoopers LLP has served as our independent accountants since 1986. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions from stockholders. Stockholders are being asked to ratify this selection at the Annual Meeting.

Audit Fees

     The Company paid PricewaterhouseCoopers LLP a total of $146,751 for its audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for their review of the Company's quarterly consolidated financial statements filed on Forms 10-Q filed during the last fiscal year.

Financial Information Systems Design and Implementation Fees

     During the Company's fiscal year ended December 31, 2001,
PricewaterhouseCoopers LLP did not provide any financial information systems design or implementation services to the Company.

All Other Fees

     During the Company's fiscal year ended December 31, 2001, the Company paid PricewaterhouseCoopers LLP a total of $153,762 for its provision of services related to the private placement of securities, tax, employee benefit plans, and government grant compliance matters.

     The Audit Committee has considered whether the provision of the services described under the caption All Other Fees is compatible with maintaining PricewaterhouseCoopers' independence.

  The Board of Directors Recommends a Vote "FOR" Ratification of the Selection
                         of the Independent Accountants

--------------------------------------------------------------------------------
                                   ITEM NO. 3

  AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A
     REVERSE STOCK SPLIT OF 1-FOR-4 AND TO DECREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED BY THE COMPANY, FROM 80,000,000
                           SHARES TO 30,000,000 SHARES
--------------------------------------------------------------------------------

     The Board of Directors has adopted a resolution declaring the advisability of, and submitting to the stockholders for approval, a proposal to amend the Company's Restated Certificate of Incorporation to effect a recapitalization pursuant to which (i) each four shares of Common Stock will be automatically converted into one new share of Common Stock and (ii) the authorized Common Stock of the Company will consist of 30,000,000 shares, $0.01 par value per share. Also, in the recapitalization we would reduce the number of authorized shares of the Company's Common Stock from 80,000,000 to 30,000,000. The text of the proposed amendment to the Company's Restated Certificate of Incorporation is set forth in Exhibit A to this Proxy Statement. Shares of the Company's Common Stock do not have preemptive or similar rights. The plan of recapitalization, also referred to as the reverse stock split, will become effective as of 5:00 p.m. EST on the date that the Certificate of Amendment to our Restated Certificate of Incorporation is filed with the Secretary of State of Delaware. If for any reason the Company's Board of Directors deems it advisable, the Company may abandon the reverse stock split at any time before the Company files the Certificate of Amendment to the Restated Certificate of Incorporation, whether before or after the meeting (even if such proposal has been approved by the Company's Stockholders).

                       Purposes of the Reverse Stock Split

The Company's Board of Director's believes that a reverse stock split would be beneficial for a number of reasons:

..    More likely that a higher stock price will allow the Company to meet stock exchange price related listing standards.

..    Encourage greater interest in Organogenesis common stock by making a higher stock price more attractive to many investors, particularly institutional investors, who refrain from investing in stocks that trade at a low price per share.

..    Permit stockbrokers to continue recommending our stock.

..    Permit investors the ability to buy shares on margin from their brokers based on a higher stock price.

     There can be no assurance that the reverse stock split will result in any of the above described benefits. Specifically, there can be no assurance that the market price of Organogenesis common stock immediately after the effective date of the proposed stock split would be maintained for any period of time or that such market price would approximate four times the market price of Organogenesis common stock before the reverse stock split. Even if the Company meets AMEX's listing guidelines regarding sales price per share, the Company does not meet other AMEX guidelines, which the Company continues to discuss with AMEX.

                        Effect of the Reverse Stock Split

     As a result of the reverse stock split, the number of whole shares of Common Stock held by Stockholders of record as of the close of business on the date of the reverse stock split will be equal to the number of shares of Common Stock held immediately prior to the close of business on such date divided by four. Also as part of the recapitalization, the authorized shares of Common Stock will be reduced from 80,000,000 to 30,000,000 shares,

$0.01 par value per share. The reverse stock split will not affect your percentage ownership interest in the Company or proportional voting power. The number of shares of Common Stock issued and outstanding will be reduced. Future issuances of Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the Company's outstanding Common Stock. The reverse stock split, which will increase the number of authorized but unissued shares of Common Stock, may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Restated Certificate of Incorporation or By-laws.

     The terms of the Company's Common Stock and Preferred Stock, and the rights and privileges of the holders of such shares, will be unaffected by the reverse stock split, except that upon consummation of the reverse stock split, the total number of shares currently reserved for outstanding warrants, grants of stock options and all stock options previously granted would be decreased proportionately by dividing such number by four. The cash consideration payable per share upon exercise of the stock warrants and options would be increased proportionately by multiplying such number by four. In addition, the number of shares of Common Stock reserved for issuance upon conversion of the convertible preferred stock, including the Series D Preferred Stock, would be decreased proportionately by dividing such number by four.

     Dissenting stockholders will not have appraisal rights under Delaware law or under the Company's Restated Certificate of Incorporation or By-laws. The reverse stock split may leave certain Stockholders with an odd lot of the Company's Common Stock (i.e., a number of shares less than 100). These shares may be more difficult to sell, or require a greater commission to sell, than shares in multiples of 100.

     The Company's Common Stock is currently registered under Section 12(b) of the Exchange Act and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the Company's Common Stock under the Exchange Act, and the Company has no current intention of terminating the Company's registration under the Exchange Act.

     In lieu of issuing less than one whole share resulting from the reverse stock split to holders of a number of shares not evenly divisible by four, the Company will determine the fair value of each outstanding share of Common Stock held immediately before the reverse stock split takes effect. The Company currently anticipates that the fair value of the outstanding Common Stock will be based on the average closing price of the Common Stock on the American Stock Exchange for the five trading days immediately preceding the effective date of the reverse stock split. In the event the Company's Board of Directors determines that unusual trading activity would cause such amount to be an inappropriate measure of the fair value of our Common Stock, the Company may base the fair value of the outstanding Common Stock on the fair market value of the Common Stock as reasonably determined in good faith by the Company's Board of Directors. Stockholders who hold a number of shares not evenly divisible by four immediately before the reverse stock split takes effect will be entitled to receive, in lieu of a fractional share, cash in an amount equal to the fair value of the outstanding Common Stock times the remainder left after dividing their total number of shares by four.

     As soon as practicable after the date of the reverse stock split, the Company will mail a letter to each holder of record of Common Stock issued and outstanding immediately before the reverse stock split. The letter will contain instructions for the surrender of such certificate or certificates to the Company's designated exchange agent for certificates representing the number of shares of Common Stock (plus the fair market value of any remainder shares) into which the shares of Common Stock have been converted as a result of the reverse stock split. No cash payment will be made or new certificate issued to a Stockholder until the Stockholder has surrendered his or her outstanding certificates together with the letter to the Company's exchange agent. See "Exchange of Stock Certificates."

                         Exchange of Stock Certificates

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REVERSE STOCK SPLIT, THE COMPANY INTENDS TO ENCOURAGE THE COMPANY'S STOCKHOLDERS TO EXCHANGE THEIR STOCK CERTIFICATES EVIDENCING SHARES OF COMMON STOCK OUTSTANDING BEFORE THE EFFECTIVENESS OF THE REVERSE STOCK SPLIT FOR CERTIFICATES REPRESENTING THE NUMBER OF SHARES OF COMMON STOCK INTO WHICH THEIR SHARES HAVE BEEN CONVERTED. THE FORMER CERTIFICATES WILL REPRESENT ONLY THE RIGHT TO RECEIVE CERTIFICATES FOR THE POST-SPLIT SHARES WHEN SURRENDERED. AT THE EFFECTIVE DATE OF THE REVERSE STOCK SPLIT, THE FORMER SHARES WILL CEASE TO EXIST AND THEREAFTER, ALL TRADING ACTIVITY AND MARKET QUOTATIONS FOR THE COMPANY'S COMMON STOCK WILL BE EXCLUSIVELY IN NEW POST-SPLIT SHARES.

YOU WILL BE FURNISHED WITH THE NECESSARY MATERIALS AND INSTRUCTIONS FOR THE SURRENDER AND EXCHANGE OF YOUR STOCK CERTIFICATES AT THE APPROPRIATE TIME BY THE COMPANY'S DESIGNATED EXCHANGE AGENT. YOU WILL NOT BE REQUIRED TO PAY A TRANSFER OR OTHER FEE IN CONNECTION WITH THE EXCHANGE OF CERTIFICATES.

YOU SHOULD NOT SUBMIT ANY CERTIFICATES TO OUR EXCHANGE AGENT UNTIL REQUESTED TO DO SO.

United States Federal Income Tax Consequences of the Reverse Stock Split

     The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the reverse stock split may differ, depending upon the jurisdiction in which a stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

         The Company believes that the reverse stock split will likely have the following federal income tax effects:

     o A stockholder who receives a reduced number of shares of the Company's Common Stock will not recognize gain or loss, except for cash received in lieu of a fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of the Company's Common Stock will equal the stockholder's basis in its old shares of the Company's Common Stock.

     o A stockholder who receives cash in lieu of a fractional share will generally recognize gain or loss equal to the difference between the amount of cash received and the stockholder's basis in the fractional share.

     o In the aggregate, a stockholder's basis in the reduced number of shares of the Company's Common Stock will equal the stockholder's basis in its old shares of the Company's Common Stock decreased by the basis allocated to any fractional share for which such stockholder is entitled to receive cash.

The Company will not recognize any gain or loss as a result of the reverse stock split.

Greater Availability of Common Stock for Future Issuances

     As of April 9, 2002, there were 44,699,181 shares of the Company's Common Stock issued and outstanding, and there were outstanding warrants, convertible preferred stock and options convertible into approximately 19,661,371 shares of Common Stock.

     If the reverse stock split is approved, the Company's Board of Directors would have the authority to issue approximately 13,909,862 additional shares of Common Stock without further stockholder approval. The Company's Board of Directors believes that the reverse stock split would provide sufficient shares for issuance upon conversion of our convertible securities, as well as for such corporate purposes as the Board of Directors may determine to be necessary or desirable. These purposes may include, without limitation, acquiring other businesses in exchange for shares of common stock or entering into collaborative research arrangements with other companies or acquiring complementary technologies, products or businesses from third parties in exchange for Common Stock. The Company does not have any current commitments or agreements relating to any acquisitions. Other corporate purposes may include issuing shares of Common Stock in connection with business relationships, strategic alliances or other corporate partnering programs, and issuing shares of Common Stock to raise additional working capital for ongoing operations. The Company may also issue additional shares of Common Stock to attract and retain valuable employees through the issuance of additional stock options, both under our existing stock plans and under new plans or arrangements.

     Under the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without further stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of Common Stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which the Company's securities may then be listed, or the Company's certificate of incorporation or by-laws then in effect.

     The issuance of any additional shares of Common Stock may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and may reduce the percentage ownership of Common Stock of existing stockholders. However, the Company would receive consideration for any additional shares of Common Stock issued, which could reduce or eliminate the economic effect to each Stockholder of such dilution.

     Authorized but unissued shares of Common Stock could be used to make a change in control of the Company more difficult. For example, such shares could be sold to purchasers who might side with the Company's Board of Directors in opposing a takeover bid that the Board of Directors determines not to be in the best interests of the Company and the Company's Stockholders. The Board of Directors does not now plan to propose any anti-takeover measures in future proxy solicitations. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Company's Board of Directors has no current intention to use any issuance of Common Stock to impede a takeover attempt.

Vote Required

Approval of the proposed amendment to the Company's Restated Certificate of Incorporation to effect the reverse stock split will require the affirmative vote of a majority of all of the issued and outstanding shares of Common Stock and Preferred Stock, voting together as a single class and also the vote of a majority of the issued and outstanding shares of Common Stock voting as a separate class.

The Company's Board of Directors reserves the right to abandon the proposed amendment without further action by the Company's Stockholders at any time before the filing of the Certificate of Amendment to the Company's Restated Certificate of Incorporation effecting the proposed amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed amendment by the Company's Stockholders.

The foregoing summary of the proposed amendment to the Company's Restated Certificate of Incorporation to effect the reverse stock split is qualified in its entirety by reference to the complete text of the proposed amendment, which is set forth as Exhibit A to this Proxy Statement.

     The Board of Directors Recommends a Vote "FOR" the Reverse Stock Split

--------------------------------------------------------------------------------
                                   ITEM NO. 4

    AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE FROM
             80,000,000 SHARES TO 100,000,000 SHARES, THE AGGREGATE
     NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED BY THE COMPANY

--------------------------------------------------------------------------------

     Only if Item 3 is not approved, the Board of Directors has determined that it is advisable to increase our authorized Common Stock from 80,000,000 shares to 100,000,000 shares, and has voted to recommend that the Stockholders adopt an amendment to the Company's Restated Certificate of Incorporation effecting the proposed increase. The full text of the proposed amendment to the Company's Restated Certificate of Incorporation is attached to this Proxy Statement as Exhibit B.

     As of April 9, 2002 approximately 44,699,181 shares of Common Stock were issued and outstanding (excluding treasury shares) and approximately an additional 19,661,371 million shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under the Company's various stock-based plans. Accordingly, a total of approximately 15,389,448 million shares of Common Stock are available for future issuance.

     The Board of Directors believes it continues to be in the best interest of the Company to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors' discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to the Company's Restated Certificate of Incorporation, and the delay and expense incurred in holding special meetings of the Stockholders to approve such amendments. There are at present no specific understandings, arrangements or agreements with respect to any future acquisitions that would require the Company to issue a material amount of new shares of the Company's Common Stock. The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

     No further authorization by vote of the Stockholders will be solicited for the issuance of the additional shares of Common Stock proposed to be authorized, except as might be required by law, regulatory authorities or rules of the American Stock Exchange, or any other stock exchange on which our shares may then be listed. The issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. The Company's Stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Company's securities.

     The affirmative vote of the holders of a majority of the number of shares of the Company's Common Stock and Series D Preferred Stock issued, outstanding and entitled to vote as a single class (and a majority of the issued and outstanding shares of Common Stock voting as a separate class) is required to approve the amendment to our Certificate of Incorporation to effect the proposed increase in our authorized shares.

IF ITEM 3 IS NOT APPROVED, THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

--------------------------------------------------------------------------------
                                   ITEM NO. 5

                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Company does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Deadline for Submission of Stockholders Proposals

     In order to be considered for addition to the agenda for the Annual Meeting of Stockholders in the year 2003 and to be included in the Proxy Statement and form of proxy, stockholders' proposals must be received by the Company no later than January 7, 2003. In order to be considered for presentation at the Annual Meeting of Stockholders in the year 2003, although not included in the proxy statement, a stockholder proposal must comply with the requirements of the Company's Restated By-Laws and be received by us no later than March 23, 2003 and no earlier than February 21, 2003. Stockholder proposals should be delivered in writing to the Secretary, Organogenesis Inc., 150 Dan Road, Canton, Massachusetts 02021. A copy of the Company's Restated By-Laws may be obtained from us upon written request to the Secretary.

                                        By Order of the Board of Directors,


                                        (ART)


                                        Jeffrey L. Dow, Esq., Secretary

Canton, Massachusetts
May 1, 2001

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 (INCLUDING FINANCIAL STATEMENTS, BUT EXCLUDING ALL OTHER EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY IS AVAILABLE TO BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK WITHOUT CHARGE, UPON WRITTEN REQUEST TO JEFFREY L. DOW, SECRETARY, ORGANOGENESIS INC., 150 DAN ROAD, CANTON, MA 02021.

                                                                       Exhibit A
                                                                       ---------
                                     ITEM 3

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               ORGANOGENESIS INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is Organogenesis Inc.

2. The Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on October 27, 1986, as amended on October 18, 1990, August 13, 1996 and July 2, 1999, is hereby further amended by deleting the first paragraph of Article FOURTH thereof in its entirety and by substituting in lieu of said Article FOURTH, the following:

     "FOURTH: That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation (the "Effective Date"), each 4 shares of Common Stock shall be combined, reclassified and changed into 1 share of Common Stock of the Corporation; provided, however, in lieu of any fractional interests in shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to such fractional share multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

     The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 31,000,000 shares, consisting of (i) 30,000,000 shares of common stock, par value $.01 par value per share (the "Common Stock"), and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock")."

3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, on April 14, 2002, the Board of Directors adopted at a meeting, a resolution setting forth the foregoing amendment and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval.

4. The stockholders of the Corporation duly adopted the foregoing amendment at the Corporation's Annual Meeting of Stockholders on June 6, 2002 in accordance with Section 242 of the General Corporation Law of the State of Delaware.

Signed this ____ day of _____, 2002.


                                               By:
                                                   -----------------------------
                                               Name:
                                               Title:

                                                                       Exhibit B

                                     ITEM 4

                            CERFITICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               ORGANOGENESIS INC.

It is hereby certified that:

     1. The name of the Corporation is Organogenesis Inc. (hereinafter referred to as the "Corporation").

     2. The restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on October 27, 1986, as amended on October 18, 1990, August 13, 1996, and July 2, 1999, is hereby further amended by deleting the first paragraph of Article "FOURTH" in its entirety and by substituting in lieu thereof the following:

          "FOURTH. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share."

     3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, on April 14, 2002, the Board of Directors adopted at a meeting a resolution approving the foregoing amendment, declaring said amendment to be advisable, and directing that it be submitted to and considered by the stockholders of the Corporation for adoption.

     4. The stockholders of the Corporation duly adopted the foregoing amendment at the Corporation's Annual Meeting of Stockholders on June 6, 2002, in accordance with Section 242 of the General Corporation Law of the State of Delaware.


Signed this ____ day of _____ 2002.


By:      ________________________

         ________________________
         Name and Title

      PROXY                                                            PROXY

               PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

                               ORGANOGENESIS INC.
                                  150 Dan Road
                                Canton, MA 02021
                  Annual Meeting of Stockholders - June 6, 2002

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby acknowledges receipt of the Notice and Proxy Statement dated May 1, 2002 in connection with the Annual Meeting of Stockholders, and hereby appoint(s) Steven B.Bernitz and Jeffrey L. Dow and each of them, with full power of substitution, as proxies to represent and vote, as designated hereon, all shares of stock of Organogenesis Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Sheraton New York Hotel and Towers, 811 7th Ave on 53rd Street, New York, NY 10019 on Thursday, June 6, 2002 at 10:00 A.M., local time, and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of Directors and FOR Item 2, 3, 4. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

         PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                            POST-PAID RETURN ENVELOPE

                  (Continued and to be signed on reverse side)

Please mark your votes as in this example:  [X]

   UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ITEMS
                              SET FORTH BELOW.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4.

1. Election of Directors                   Nominees
                                                     Alan Ades
                                                     James J. Apostolakis
                                                     Steven B. Bernitz
                                                     Bernard A. Marden
                                                     Michael L Sabolinski, M.D.
                                                     Anton E. Schrafl, Ph.D.
       FOR    AGAINST

       [_]      [_]

FOR, except vote WITHHELD from the following nominee(s):


--------------------------------------------------------

2. Ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the 2002 fiscal year.

       FOR      AGAINST     ABSTAIN
       [_]        [_]         [_]

3. Authorize the Board of Directors to file an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split of 1-for-4 and to decrease the aggregate number of shares of the Common Stock to be issued by the Company, from 80,000,000 shares to 30,000,000 shares;

       FOR      AGAINST     ABSTAIN
       [_]        [_]         [_]

4. To amend, if Item 3 is not approved, the Company's Restated Certificate of Incorporation to increase the aggregate number of shares of Common Stock authorized to be issued by the Company, from 80,000,000 shares to 100,000,000 shares.

       FOR      AGAINST     ABSTAIN
       [_]        [_]         [_]



SIGNATURE                                           DATE
         --------------------------------------         ----------------------

SIGNATURE                                           DATE
         --------------------------------------         ----------------------

Please sign exactly as name(s) appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.